                                                                    EXHIBIT 2.10

                           SHARE PURCHASE AGREEMENT

          This Share Purchase Agreement (this "Agreement") is made and entered into as of July 6, 2000 by and among DoveBid, Inc., a Delaware corporation ("DoveBid"), Vincent Wee Heng Lian, Victor Wee Soon Keng, Supanit Chaiyawat, Francis S. D. Yau, Strongland Investments Ltd. and Manyways International Ltd (collectively, the "Shareholders") and Victor Morris Team Pte Ltd., an exempt private limited company incorporated in Singapore ("VMT"), Victor Morris Co Ltd, a Thailand corporation ("VMC") and Victor Morris & Yau Co Ltd, a Hong Kong corporation ("VMY" and, collectively with VMT and VMC, the "Signing Companies").

          Vincent Wee Heng Lian owns legally and beneficially all of the issued share capital of VMT; Vincent Wee Heng Lian, Victor Wee Soon Keng, Supanit Chaiyawat and the other four individuals set forth on Appendix 1 hereto own
                                                      ----------
legally and beneficially all of the issued share capital of VMC; VMT owns legally and beneficially 50.0% of the issued share capital of VM Team Sdn Bhd, a Malaysian corporation ("VMTSB" and, together with the Signing Companies, the "Companies"); and Vincent Wee Heng Lian, Victor Wee Soon Keng, VMT, Strongland Investments Ltd and Manyways International Ltd own legally and beneficially all of the issued share capital of VMY, where each such percentage is calculated on a fully-diluted basis.

          DoveBid and/or its designees desire to purchase from, or have procured by, the Shareholders, and the Shareholders desire to sell to, or procure for, DoveBid, all of the share capital of the Signing Companies (collectively, the "Shares") on the terms and conditions set forth in this Agreement.

          Now, therefore, the parties agree as follows:

                                   ARTICLE I
                            SHARE SALE AND PURCHASE

          1.1  Agreement to Sell and Purchase Shares of VMT.
               ---------------------------------------------

                  (a) At the Closing (as defined in Section 1.4 below), Vincent Wee Heng Lian (the "VMT Shareholder") shall sell, transfer and deliver to DoveBid, and DoveBid shall purchase and accept from the VMT Shareholder, all of shares and other ownership interests beneficially and of record owned by the VMT Shareholder in VMT, free and clear of all security interests, liens, pledges, charges, escrows, options, rights of first refusal, mortgages, indentures, security agreements or other claims, encumbrances, agreements, arrangements or commitments of any kind or character (collectively, "Liens") in exchange for the following aggregate consideration, subject to adjustment as set forth in Section 1.1(c) below (the "VMT Purchase Price"):

                       (i) cash in the amount of $3,975,000 (the "VMT Closing Payment"), subject to reduction in accordance with Section 1.1(c);

                       (ii) a convertible subordinated promissory note payable to Vincent Wee Heng Lian in the principal amount of $1,000,000 in the form attached hereto as Exhibit A (the "VMT Convertible Subordinated Promissory
                   ---------
Note"); and

                       (iii) the VMT Deferred Payments (as defined in Section 1.1(d) below).

               (b) All payments of DoveBid to the VMT Shareholder pursuant to this Agreement shall be made to Vincent Wee Heng Lian.

               (c)     VMT Purchase Price Adjustment.
                       -----------------------------

                       (i) At the Closing, the VMT Shareholder shall deliver a balance sheet of VMT as of the business day immediately preceding the date of the Closing (the "VMT Closing Balance Sheet") prepared in accordance with United States generally accepted accounting principles ("GAAP"), together with a detailed list of all accrued expenses and liabilities of VMT as of the Closing Date as determined in accordance with GAAP (the "VMT Closing Liabilities Schedule"). For the purposes of preparing the VMT Closing Balance Sheet and the VMT Closing Liabilities Schedule, all amounts shall be converted to US Dollars using the relevant closing mid-point exchange rates published in the Asian Wall
                                                                     ----------
Street Journal on the second business day prior to the Closing (if no exchange
--------------
rates are published on the second business day prior to the Closing, then the applicable exchange rates shall be the relevant closing mid-point exchange rates published in the Asian Wall Street Journal on the preceding business day). In
                 -------------------------
the event that the aggregate book value of equity of VMT, determined in accordance with GAAP, set forth on the VMT Closing Balance Sheet (such amount, the "VMT Closing Shareholders' Equity") is less than $500,000, the VMT Closing Payment shall be reduced by one dollar for each dollar that VMT Closing Shareholders' Equity is less than $500,000. In the event of any reduction in the VMT Closing Payment, the aggregate VMT Purchase Price shall be appropriately adjusted and such reduced aggregate consideration shall constitute the "VMT Purchase Price" for all purposes under this Agreement.

                       (ii) On or prior to the 90/th/ calendar day following the Closing Date, DoveBid shall provide the VMT Shareholder with a certificate, signed by an officer of DoveBid, stating whether DoveBid believes that the amount of VMT Closing Shareholders' Equity used to determine the VMT Purchase Price pursuant to Section 1.2(a) above (the "Original VMT CSE") was correct or incorrect as of the Closing Date, and if incorrect, DoveBid's revised calculation of VMT Closing Shareholders' Equity ("Revised VMT CSE"), together with detailed calculations substantiating such revised calculation. In the event that such certificate sets forth a Revised VMT CSE, within five (5) business days of VMT Shareholders' receipt of such certificate, the VMT Shareholder shall either (i) agree with such revised calculation by countersigning such certificate and delivering a copy thereof to DoveBid, whereupon the amount by which the Original VMT CSE exceeds the Revised VMT CSE (such excess, the "VMT CSE True-Up") shall be offset against any VMT Deferred Payment otherwise payable by DoveBid or (ii) disagree with such revised calculation, whereupon DoveBid and the VMT Shareholder shall submit such dispute to arbitration as if it were a Contested Claim, as defined in Article VIII hereof, in accordance with Section
8.6 hereof. If the VMT Shareholders shall not have responded within such five
(5) business day period, the VMT Shareholder shall be deemed to have agreed with such revised calculation and the offset or withholding, as applicable, of the VMT CSE True-Up.

               (d)     VMT Deferred Payments. On the six month, one year and two
                       ---------------------
year anniversaries of the Closing Date, DoveBid shall pay the VMT Shareholders in cash $525,000,

$750,000 and $750,000, respectively (collectively, the "VMT Deferred Payments"); provided that, if on such date, there is outstanding an unresolved Notice of Claim or Contested Claim (as defined in Article VIII hereof), an amount equal to the amount of Damages (as defined in Article VIII hereof) claimed in such Notice of Claim or Contested Claim shall be withheld from such payment to the VMT Shareholder, pending resolution of the Notice of Claim or Contested Claim pursuant to the Article VIII hereof; and provided that, if on such date, there has been a resolved Notice of Claim or Contested Claim (as defined in Article VIII hereof) that has not been paid by a VMT Shareholder or VMT, an amount equal to such unpaid amount shall be withheld from such payment to the VMT Shareholders and such withheld amount shall be deemed to have been paid by such VMT Shareholder or VMT to DoveBid.

          1.2  Agreement to Sell and Purchase Shares of VMY.
               ---------------------------------------------

               (a) At the Closing (as defined in Section 1.4 below), Vincent Wee Heng Lian, Victor Wee Soon Keng, Strongland Investments Ltd and Manyways International Ltd, (the "VMY Shareholders") shall sell, transfer and deliver to DoveBid, and DoveBid shall purchase and accept from the VMY Shareholders, all of the shares and other ownership interests beneficially and of record owned by the VMY Shareholders in VMY, free and clear of all Liens in exchange for the following aggregate consideration, subject to adjustment as set forth in Section 1.2(c) below (the "VMY Purchase Price"):

                   (i) cash in the amount of $339,375 (the "VMY Closing Payment"), subject to reduction in accordance with Section 1.2(c);

                   (ii) a convertible subordinated promissory note payable to Manyways International Ltd in the principal amount of $81,480 and a convertible subordinated note payable to Strongland Investments Ltd in the principal amount of $18,520, both in the form attached hereto as Exhibit A (collectively the "VMY
                                                ---------
Convertible Subordinated Promissory Note" and, together with the VMT Convertible Subordinated Promissory Note, the "Convertible Subordinated Promissory Notes"); and

                   (iii) the VMY Deferred Payment (as defined in Section 1.2(d) below).

               (b) All payments of DoveBid to the VMY Shareholders pursuant to this Agreement shall be made to Manyways International Ltd and Strongland Investments Ltd on a pro rata basis with respect to the percentage of shares owned by each such VMY Shareholder as indicated on Appendix 1 hereto.

               (c) VMY Purchase Price Adjustment.

                   (i) At the Closing, the VMY Shareholders shall deliver a balance sheet of VMY as of the business day immediately preceding the date of the Closing (the "VMY Closing Balance Sheet") prepared in accordance with United States generally accepted accounting principles ("GAAP"), together with a detailed list of all accrued expenses and liabilities of VMY as of the Closing Date as determined in accordance with GAAP (the "VMY Closing Liabilities Schedule"). For the purposes of preparing the VMY Closing Balance Sheet and the VMY Closing Liabilities Schedule, all amounts shall be converted to US Dollars using the relevant closing mid-point exchange rates published in the Asian Wall
                                                                     ----------
Street Journal on the
--------------
second business day prior to the Closing (if no exchange rates are published on the second business day prior to the Closing, then the applicable exchange rates shall be the relevant closing mid-point exchange rates published in the Asian
                                                                        -----
Wall Street Journal on the preceding business day). In the event that the
-------------------
aggregate book value of equity of VMY, determined in accordance with GAAP, set forth on the VMY Closing Balance Sheet (such amount, the "VMY Closing Shareholders' Equity") is less than $0, the VMY Closing Payment shall be reduced by one dollar for each dollar that VMY Closing Shareholders' Equity is less than $0. In the event of any reduction in the VMY Closing Payment, the aggregate VMY Purchase Price shall be appropriately adjusted and such reduced aggregate consideration shall constitute the "VMY Purchase Price" for all purposes under this Agreement.

              (ii) On or prior to the 90/th/ calendar day following the Closing Date, DoveBid shall provide the VMY Shareholders with a certificate, signed by an officer of DoveBid, stating whether DoveBid believes that the amount of VMY Closing Shareholders' Equity used to determine the VMY Purchase Price pursuant to Section 1.2(a) above (the "Original VMY CSE") was correct or incorrect as of the Closing Date, and if incorrect, DoveBid's revised calculation of VMY Closing Shareholders' Equity ("Revised VMY CSE"), together with detailed calculations substantiating such revised calculation. In the event that such certificate sets forth a Revised VMY CSE, within five (5) business days of VMY Shareholders' receipt of such certificate, the VMY Shareholders shall either (i) agree with such revised calculation by countersigning such certificate and delivering a copy thereof to DoveBid, whereupon the amount by which the Original VMY CSE exceeds the Revised VMY CSE (such excess, the "VMY CSE True-Up") shall be offset against any VMY Deferred Payment otherwise payable by DoveBid or (ii) disagree with such revised calculation, whereupon DoveBid and the VMY Shareholders shall submit such dispute to arbitration as if it were a Contested Claim, as defined in Article VIII hereof, in accordance with Section 8.6 hereof. If the VMY Shareholders shall not have responded within such five (5) business day period, the VMY Shareholders shall be deemed to have agreed with such revised calculation and the offset or withholding, as applicable, of the VMY CSE True-Up.

          (d) VMY Deferred Payment. On the six month anniversary of the Closing
              --------------------
Date, DoveBid shall pay the VMY Shareholders (excluding Vincent Wee Heng Lian and Victor Wee Soon Keng) in cash $35,625 (the "VMY Deferred Payment"); provided that, if on such date, there is outstanding an unresolved Notice of Claim or Contested Claim (as defined in Article VIII hereof), an amount equal to the amount of Damages (as defined in Article VIII hereof) claimed in such Notice of Claim or Contested Claim shall be withheld from such payment to the VMY Shareholders (excluding Vincent Wee Heng Lian and Victor Wee Soon Keng), pending resolution of the Notice of Claim or Contested Claim pursuant to the Article VIII hereof; and provided that, if on such date, there has been a resolved Notice of Claim or Contested Claim (as defined in Article VIII hereof) that has not been paid by a VMY Shareholder (excluding Vincent Wee Heng Lian and Victor Wee Soon Keng) or VMY, an amount equal to such unpaid amount shall be withheld from such payment to the VMY Shareholders (excluding Vincent Wee Heng Lian and Victor Wee Soon Keng) and such withheld amount shall be deemed to have been paid by such VMY Shareholder (excluding Vincent Wee Heng Lian and Victor Wee Soon
Keng) or VMY to DoveBid.

          1.3  Agreement to Sell and Purchase Shares of VMC.
               ---------------------------------------------

               (a) At the Closing (as defined in Section 1.4 below), (i) Vincent Wee Heng Lian, Victor Wee Soon Keng and Supanit Chaiyawat (the "VMC Shareholders") shall sell, transfer and deliver to DoveBid, (ii) the VMC Shareholders shall procure the transfer and delivery of each holder of share capital of VMC who is not a VMC Shareholder to DoveBid and/or its designees, and
(iii) DoveBid and/or its designees shall purchase and accept from the VMC Shareholders and the other individuals who hold VMC share capital as indicated on Appendix 1 hereto, all of the shares and other ownership interests beneficially and of record owned by the VMC Shareholders in VMC, free and clear of all Liens in exchange for the following aggregate consideration (the "VMC Purchase Price"):

                    (i) cash in the amount of $330,225 (the "VMC Closing Payment"), subject to reduction in accordance with Section 1.3(c) below and held in escrow pursuant to the terms of Escrow Agreement attached hereto as Exhibit E (the "Escrow Agreement");

                    (ii) the VMC Deferred Payment (as defined in Section 1.3(d) below); and

                    (iii) the VMC Earn Out Payments (as defined in Section 1.3(e) below).

               (b) All payments of DoveBid to the VMC Shareholders pursuant to this Agreement shall be made to Supanit Chaiyawat.

               (c)  VMC Purchase Price Adjustment.

                    (i) At the Closing, the VMC Shareholders shall deliver a balance sheet of VMC as of the business day immediately preceding the date of the Closing (the "VMC Closing Balance Sheet") prepared in accordance with United States generally accepted accounting principles ("GAAP"), together with a detailed list of all accrued expenses and liabilities of VMC as of the Closing Date as determined in accordance with GAAP (the "VMC Closing Liabilities Schedule"). For the purposes of preparing the VMC Closing Balance Sheet and the VMC Closing Liabilities Schedule, all amounts shall be converted to US Dollars using the relevant closing mid-point exchange rates published in the Asian Wall
                                                                     ----------
Street Journal on the second business day prior to the Closing (if no exchange
--------------
rates are published on the second business day prior to the Closing, then the applicable exchange rates shall be the relevant closing mid-point exchange rates published in the Asian Wall Street Journal on the preceding business day). In
                 -------------------------
the event that the aggregate book value of equity of VMC, determined in accordance with GAAP, set forth on the VMC Closing Balance Sheet (such amount, the "VMC Closing Shareholders' Equity") is less than $50,000, the VMC Closing Payment shall be reduced by one dollar for each dollar that VMC Closing Shareholders' Equity is less than $50,000. In the event of any reduction in the VMC Closing Payment, the aggregate VMC Purchase Price shall be appropriately adjusted and such reduced aggregate consideration shall constitute the "VMC Purchase Price" for all purposes under this Agreement.

                    (ii) On or prior to the 90/th/ calendar day following the Closing Date, DoveBid shall provide the VMC Shareholders with a certificate, signed by an officer of DoveBid, stating whether DoveBid believes that the amount of VMC Closing Shareholders'

Equity used to determine the VMC Purchase Price pursuant to Section 1.3(a) above (the "Original VMC CSE") was correct or incorrect as of the Closing Date, and if incorrect, DoveBid's revised calculation of VMC Closing Shareholders'Equity ("Revised VMC CSE"), together with detailed calculations substantiating such revised calculation. In the event that such certificate sets forth a Revised VMC CSE, within five (5) business days of VMC Shareholders' receipt of such certificate, the VMC Shareholders shall either (i) agree with such revised calculation by countersigning such certificate and delivering a copy thereof to DoveBid, whereupon the amount by which the Original VMC CSE exceeds the Revised VMC CSE (such excess, the "VMC CSE True-Up") shall be offset against any VMC Deferred Payment otherwise payable by DoveBid or (ii) disagree with such revised calculation, whereupon DoveBid and the VMC Shareholders shall submit such dispute to arbitration as if it were a Contested Claim, as defined in Article VIII hereof, in accordance with Section 8.6 hereof. If the VMC Shareholders shall not have responded within such five (5) business day period, the VMC Shareholders shall be deemed to have agreed with such revised calculation and the offset or withholding, as applicable, of the VMC CSE True-Up.

          (d) VMC Deferred Payment. On the six month anniversary of the Closing
              --------------------
Date, DoveBid shall pay the VMC Shareholders in cash $26,775 (the "VMC Deferred Payment"); provided that, if on such date, there is outstanding an unresolved Notice of Claim or Contested Claim (as defined in Article VIII hereof), an amount equal to the amount of Damages (as defined in Article VIII hereof) claimed in such Notice of Claim or Contested Claim shall be withheld from such payment to the VMC Shareholders, pending resolution of the Notice of Claim or Contested Claim pursuant to the Article VIII hereof; and provided that, if on such date, there has been a resolved Notice of Claim or Contested Claim (as defined in Article VIII hereof) that has not been paid by a VMC Shareholder or VMC, an amount equal to such unpaid amount shall be withheld from such payment to the VMC Shareholders and such withheld amount shall be deemed to have been paid by such VMC Shareholder or VMC to DoveBid. The VMC Deferred Payment will be held in escrow pursuant to the terms of the Escrow Agreement.

          (e) VMC Earn Out Payments. Supanit Chaiyawat shall be entitled to
              ---------------------
receive the following amounts (the "VMC Earn Out Payments") in the event the following events occur: (i) In calendar year 2000, if VMC's net revenues, determined by DoveBid in accordance with GAAP, equal or exceed $500,000 then DoveBid will pay $100,000 to Supanit Chaiyawat, and if VMC has no net loss for the period (calculated by including all VMC costs and expenses but no other DoveBid overhead costs and expenses) and such net revenues equal or exceed $800,000, then DoveBid will pay an additional $100,000 to Supanit Chaiyawat;
(ii) In calendar year 2001, if VMC's net revenues, determined by DoveBid in accordance with GAAP, equal or exceed $1,600,000 then DoveBid will pay $150,000 to Supanit Chaiyawat, and if VMC has no net loss for the period (calculated by including all VMC costs and expenses and all applicable DoveBid overhead costs and expenses) and such net revenues equal or exceed $2,400,000, then DoveBid will pay an additional $150,000 to Supanit Chaiyawat; and (iii) in calendar year 2002, if VMC's net revenues, determined by DoveBid in accordance with GAAP, equal or exceed $3,200,000 then DoveBid will pay $150,000 to Supanit Chaiyawat, and if VMC has no net loss for the period (calculated by including all VMC costs and expenses and all applicable DoveBid overhead costs and expenses) and such net revenues equal or exceed $4,800,000, then DoveBid will pay an additional $150,000 to Supanit Chaiyawat. Notwithstanding anything to the contrary in this
Section 1.3(e), if on the date any payment pursuant to this Section 1.3(e) is due, there is outstanding an unresolved Notice of Claim or Contested Claim (as defined in Article VIII hereof), an amount equal to the amount of Damages (as defined in
Article VIII hereof) claimed in such Notice of Claim or Contested Claim shall be withheld from such payment to Supanit Chaiyawat, pending resolution of the Notice of Claim or Contested Claim pursuant to the Article VIII hereof; and provided that, if on such date, there has been a resolved Notice of Claim or Contested Claim (as defined in Article VIII hereof) that has not been paid by a VMC Shareholder or VMC, an amount equal to such unpaid amount shall be withheld from such payment to Supanit Chaiyawat and such withheld amount shall be deemed to have been paid by Supanit Chaiyawat or VMC to DoveBid.

          1.4  Closing. The purchase and sale of the Shares, and the
               -------
consummation of the other transactions contemplated hereby (the "Closing"), will take place at the offices of DoveBid's counsel, Allen & Gledhill, 36 Robinson Road, #18-01 City House, Singapore 068877, Singapore at 10.00 a.m. Singapore local time on June __, 2000 or, if all conditions to Closing have not been satisfied or waived by said date, at such other time and place as DoveBid and Shareholders shall mutually agree upon on or before the date 90 days from the date first written above. At the Closing, Shareholders will deliver to DoveBid duly executed share transfer forms of all of the Shares in favor of DoveBid (or DoveBid's designee) accompanied by the share certificates representing all of the Shares (or an express indemnity in a form satisfactory to DoveBid in the case of any certificate found to be missing), together with such documents as may be required by the relevant tax authorities (including the Stamp Duty Office of the Inland Revenue Authority of Singapore) to facilitate the stamping of the share transfer forms (if required), against delivery by DoveBid of the VMT Closing Payment, the VMC Closing Payment and the VMY Closing Payment, each by wire transfer, the duly signed VMT Convertible Subordinated Promissory Note and VMY Convertible Subordinated Promissory Note, and a certified true copy of DoveBid's corporate resolutions approving and authorizing the purchase of the Shares and the issue of the VMT Convertible Subordinated Promissory Note and the VMY Convertible Subordinated Promissory Note. The date on which the Closing occurs is referred to herein as the "Closing Date."

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                   OF SHAREHOLDERS AND THE SIGNING COMPANIES

          Except as specifically set forth in the disclosure letter provided by the Shareholders and the Signing Companies to DoveBid simultaneously with the signing of this Agreement, dated as of the date of this Agreement (the "Disclosure Letter"), the parts of which are numbered to correspond to the sections of this Agreement, (i) Vincent Wee Heng Lian and VMT hereby jointly and severally represent and warrant to DoveBid with respect to representations and warranties regarding VMT and jointly and severally represent and warrant to DoveBid to the best of their respective Knowledge with respect to representations and warranties regarding the Companies other than VMT, (ii) Victor Wee Soon Keng to the best of his Knowledge, and Supanit Chaiyawat hereby jointly and severally represent and warrant to DoveBid with respect to representations and warranties regarding VMC, and (iii) VMT, Strongland Investments Ltd., Manyways International Ltd., and Francis S. D. Yau hereby jointly and severally represent and warrant to DoveBid with respect to representations and warranties regarding VMY as follows:

     2.1  Organization. Each Company is a corporation duly organized and validly
          ------------
existing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted, and is qualified to conduct business in each jurisdiction in which the character of the properties owned, leased or licensed by it or the nature of such activities makes such qualification necessary.

     2.2  Power, Authorization and Validity.
          ---------------------------------

          2.2.1 Each Company and each Shareholder has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and all agreements and documents to which each Company and each Shareholder is or will be a party that are required to be executed pursuant to this Agreement (the "Ancillary Documents"). The execution, delivery and performance of this Agreement and the Ancillary Documents have been duly and validly approved and authorized by each Company's shareholders and Board of Directors and all necessary actions under applicable law.

          2.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable each Company and each Shareholder to enter into, and to perform their respective obligations under, this Agreement and the Ancillary Documents, except for such qualifications and filings as may be required to comply with applicable securities laws of such jurisdictions as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing, and will, in the case of filings, be made within the time prescribed by applicable law.

          2.2.3 This Agreement and the Ancillary Documents are, or when executed by the Signing Companies and the Shareholders will be, valid and binding obligations of the Signing Companies and the Shareholders enforceable against the Signing Companies and the Shareholders in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

     2.3  Capitalization. The authorized share capital of VMT consists
          --------------
entirely of 200,000 ordinary shares, S$1.00 par value per share, of which a total of 100,000 shares are issued and paid up and 100,000 shares are owned legally and beneficially by Vincent Wee Heng Lian. The authorized share capital of VMY consists entirely of 100,000 ordinary shares, HK$1.00 par value per share, of which a total of 100,000 shares are issued and outstanding, 46,998 shares are owned beneficially and of record by VMT, 1 share is owned beneficially and of record by Vincent Wee Heng Lian, 1 share is owned beneficially and of record by Victor Wee Soon Keng, 10,000 shares are owned beneficially and of record by Strongland Investments Ltd, and 44,000 shares are owned beneficially and of record by Manyways International Ltd. The authorized share capital of VMC consists entirely of 20,000 ordinary shares, 100 Baht par value per share, of which a total of 20,000 ordinary shares are issued and outstanding, 5,000 shares are owned beneficially and of record by Vincent Wee Heng Lian, 9,800 shares are owned beneficially and of record by Supanit Chaiyawat, 4,800 shares are owned beneficially and of record by Victor Wee Soon Keng and the remaining 400 shares are owned by the four shareholders set forth on Appendix 1.
                                                                     ----------
The authorized share capital of VMTSB consists entirely of 100,000 ordinary shares, RM1.00 par value per share, of which a total of 100 shares are issued and paid up, 50 shares are owned of record by VMT, 20 shares are owned by Leng Kwang Chiang, 20 shares are owned by Lee Boon Chuay, and 10 shares are owned by Chong Moon Keow. No other entity or individual owns either beneficially or of record, any other equity interest of the Companies. On the date of this Agreement, the Shareholders have, and on the Closing Date the Shareholders will have, good title to that number of shares of share capital of the Companies set forth across such Shareholders name in Appendix 1 hereto, free and clear of any and all Liens. The share capital of the Companies set forth in Appendix 1 hereto do and shall constitute collectively all of the outstanding shares of the Companies' share capital. On the date of this Agreement, there are no, and on the Closing Date there will be no, options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase any of shares of the Companies' share capital, or any securities convertible into or exchangeable for shares of the Companies' share capital, or obligating any Company to grant, extend, or enter into any such option, warrant, call, right, commitment, conversion privilege or other right or agreement. There is no voting agreement, right of first refusal or other restriction (other than normal restrictions on transfer under applicable securities laws) applicable to any of the Companies' issued and paid up shares. Each share of the Companies' share capital has been duly authorized and validly issued, is fully paid, is not subject to any right of rescission, and has been offered, issued, sold and delivered by each Company in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable securities laws, other applicable laws and requirements set forth in applicable agreements or instruments. No Company is under any obligation to register any of its presently issued and paid up shares, or any securities that may be subsequently issued, under the securities laws of any jurisdiction.

  2.4  Subsidiaries. No Company has any subsidiaries or any interest, direct or
       -------------
indirect, in any corporation, partnership, joint venture or other business entity.

  2.5  No Conflict. Neither the execution and delivery of this Agreement nor any
       -----------
Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, default, impairment or violation of (a) any governance document of any Company, (b) any instrument or contract to which any Company or Shareholder is a party or by which either any Company or Shareholder, or any of the Companies' or any Shareholder's assets or properties, are bound or affected, or (c) any judgment, writ, decree, order, statute, rule or regulation ("Laws") applicable to either any Company or any Shareholder or their respective assets or properties (including but not limited to any Laws regarding foreign ownership of the Shares). The consummation of the transactions contemplated by this Agreement does not and will not require the consent, waiver, release or approval of any third party.

  2.6  Litigation. There is no action, proceeding, claim or investigation
       -----------
pending against any Company, nor any persons for whose acts or defaults any Company may be liable, before any court or administrative agency, nor has any such action, proceeding, claim or investigation been threatened. Each Shareholder represents that there is no reasonable basis for such Shareholder to assert a claim against any Company, any Shareholder or DoveBid based upon: (a) ownership or rights to ownership of any shares or other ownership interest in any Company,

(b) any rights as a shareholder of any Company, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement among any Company and its shareholders. To the Knowledge of the Signing Companies and the Shareholders, there is no reasonable basis for any shareholder or former shareholder of any Company, or any other person, firm, corporation, or entity, to assert a claim against any Company, any Shareholder other than such Shareholder or DoveBid based upon: (a) ownership or rights to ownership of any shares or other ownership interest in any Company, (b) any rights as a shareholder of any Company, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement among any Company and its shareholders. There are no outstanding orders, awards, judgments, injunctions, decrees or other requirements of any court, arbitrator or governmental or regulatory body against any Company or assets, properties or securities of any Company.

  2.7  Taxes. Each Company has timely filed all tax returns required to be
       -----
filed, has paid all taxes required to be paid in respect of all periods for which returns have been filed, has established an adequate accrual or reserve for the payment of all taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable tax returns, has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid or accruals or reserves so established. All accruals or reserves for taxes on the Closing Balance Sheet will be established in the ordinary course of business. Each Company is not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed. Each Company has not received any notification from any taxing authority regarding any material issues that: (a) are currently pending before any taxing authority (including but not limited to any sales or use tax authority) regarding such Company or (b) have been raised by such other taxing authority and not yet finally resolved. No tax return of such Company has ever been audited by any taxing agency or authority. There is not in effect any waiver by any Company of any statute of limitations with respect to any taxes; and no Company has consented to extend to a date later than the date hereof the period in which any tax may be assessed or collected by any taxing authority. Each Company has withheld with respect to each of its employees and independent contractors all taxes required to be withheld, and paid such withheld amounts to the appropriate tax authority within the time prescribed by law. For the purposes of this Agreement, the terms "tax" and "taxes" include all income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax.

  2.8  Financial Statements. Each Company has delivered to DoveBid and attached
       --------------------
in the Disclosure Schedule copies of: (a) VMT's audited balance sheet as of March 31, 2000, and each of the other Companies' audited balance sheet as of December 31, 1999, (b) VMT's audited income statement and statement of cash flows for the twelve months ended March 31, 2000, and each of the other Companies' audited income statement and statement of cash flows for the twelve months ended December 31, 1999, (c) other than VMT, each Company's unaudited balance sheet as of March 31, 2000 (the "Balance Sheet"), and (d) other than VMT, each Company's unaudited income statement and statement of cash flows for the three months ended March 31, 2000 (the documents referenced in this sentence, together, with the Closing Balance Sheet and the Closing Liabilities Schedule for each Company, the "Financial Statements"). The

Financial Statements (a) are in accordance with the books and records of the respective Company, (b) fairly present the financial condition of the respective Company at the date therein indicated and the results of operations for the period therein specified, and (c) have been prepared in accordance with GAAP applied on a consistent basis. No Company has any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against in the Financial Statements.

     2.9  Title to Assets and Properties. Each Company has good and marketable
          -------------------------------
title to all of its assets as shown on the Balance Sheet and the Closing Balance Sheet, free and clear of all Liens (other than for taxes not yet due and payable). All machinery and equipment included in such assets is in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which any Company is a party are fully effective and afford the Company peaceful and undisturbed possession of the subject matter of the lease. Section 2.9 of the Disclosure Letter sets forth a detailed list of each Company's inventory as of March 31, 2000. No Company is in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, and has not received any notice of violation with which it has not complied. The Companies' assets include all tangible and intangible assets, rights and properties necessary for the conduct of their respective operations.

    2.10  Absence of Certain Changes. Since March 31, 2000, there has not been
          --------------------------
with respect to any Company:

          (a) any change in the financial condition, properties, assets, liabilities, business or operations thereof which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or will have a material adverse effect thereon;

          (b) any contingent liability incurred thereby as guarantor otherwise with respect to the obligations of others;

          (c) any mortgage, encumbrance or Lien placed on any of the properties thereof;

          (d) any material obligation or liability incurred thereby other than obligations and liabilities incurred in the ordinary course of business in individual amounts less than $25,000;

          (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets thereof other than in the ordinary course of business in individual amounts less than $25,000;

          (f) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business thereof;

          (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the share capital thereof, any split, combination or recapitalization of the share capital thereof or any direct or indirect redemption, purchase or other acquisition of the membership interests thereof;

          (h) any labor dispute or claim of unfair labor practices, any change in the compensation payable or to become payable to any of its officers, managers, employees or agents, or any bonus payment or arrangement made to or with any of such officers, managers, employees or agents;

          (i) any change with respect to the management, supervisory or other key personnel thereof;

          (j) any payment or discharge of a Lien or liability thereof which Lien was not either shown on the Balance Sheet or incurred in the ordinary course of business thereafter;

          (k) any obligation or liability incurred thereby to any of its officers, employees, directors or shareholders or any loans or advances made thereby to any of its officers, employees, directors or shareholders except normal compensation and expense allowances payable to officers and employees;

          (l) any amendment or change in any governance document of any Company; or

          (m) any change in the accounting policies or procedures of any Company.

  2.11    Contracts and Commitments. Section 2.11 of the Disclosure Letter sets
          -------------------------
forth a list of each of the following oral or written contracts, agreements, understandings and arrangements, a true and complete copy of each (or, in the case of an oral agreement, a written summary of all of the material terms of which) has been provided to DoveBid:

          (a) Contract, agreement or other understanding or arrangement providing for payments by or to any Company in an aggregate amount of $25,000 or more in any year;

          (b) Company IP Rights Agreement (as defined in Section 2.12), and contract, license, agreement or other understanding or arrangement as licensor or licensee;

          (c) Contract, lease, license, agreement or other understanding or arrangement for the lease of real or personal property;

          (d) Joint venture contract or arrangement or any other agreement that involves or could involve a sharing of profits, expenses or losses with any other party;

          (e) Instrument evidencing or related in any way to indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business and for no more than $25,000 in amount, and except as disclosed in the Financial Statements;

          (f) Contract, agreement or other understanding or arrangement containing covenants purporting to limit any Company's freedom to compete in any line of business in any geographic area, or which grants any exclusive rights or obligations;

          (g) Contract, agreement or other understanding or arrangement for or relating to the employment of any officer, employee, contractor, or consultant of any Company;

          (h) Contract, agreement or other understanding or arrangement for or relating to the acquisition or disposition of assets outside the ordinary course of business, or pursuant to which any Company has any ownership or other participation interest in any corporation, partnership or other business enterprise;

          (i) Surety or guarantee in favor of third parties, or any security interest in favor of third parties, such third parties to include Shareholder, each Company's employees, any Company and the managing director and other officers of any Company or any Shareholder;

          (j) Guarantee or surety or statement of several liability of any third party in respect of any borrowing of any Company; or

          (k) Any other agreement not specified above which is material to the business of any Company.

All agreements, contracts, plans, leases, instruments, arrangements, licenses and commitments identified in this Section 2.11 are valid and in full force and effect. No Company, nor any other party thereto, in material breach or default under the terms of any such agreement, contract, plan, lease, instrument, arrangement, license or commitment. The Company does not have any liability for renegotiation of government contracts or subcontracts, if any.

     2.12 Intellectual Property. Each Company owns, or has a valid right to use,
          ---------------------
sell or license all Intellectual Property Rights (as defined below) necessary or required for the conduct of business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "Company IP Rights") and such rights to use, sell or license are sufficient for the conduct of the Companies' businesses as presently conducted. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not constitute a breach of any instrument or agreement governing or affecting any Company IP Rights (the "Company IP Rights Agreements"), do not and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company IP Right or impair the right of any Company to use, sell or license any Company IP Right or portion thereof. There is no royalty, honoraria, fee or other payment payable by any Company to any person by reason of the ownership, use, license, sale or disposition of any Company IP Right (other than as set forth in any Company IP Rights Agreements listed in Section 2.12 to the Disclosure Letter). To the Knowledge of the Signing Companies and the Shareholders, neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by any Company or currently under development by any Company or the provision of any service currently provided by any Company or currently planned to be provided by any Company violates any license or agreement between any Company and any third party or infringes any Intellectual Property Right of any other person or entity; there is no pending or, to the Knowledge of the Signing Companies and the Shareholders, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP Right nor is there any basis for any such claim, nor has any Company received any notice asserting that any Company IP Right or the proposed use, sale, license or disposition thereof conflicts, or will conflict, with the rights of any other person or entity, nor is there any basis for any such assertion. The Company has taken reasonable and necessary steps designed to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in, all Company IP Rights. Each officer, employee, director and consultant of any Company has executed and delivered to any Company an agreement in the form provided to DoveBid regarding the protection of proprietary information and the assignment to any Company of all Intellectual Property Rights arising from the services performed for any Company by such person. Section 2.12 to the Disclosure Letter contains a list of all applications, registrations, filings and other formal actions made or taken by any Company to perfect or protect its interest in Company IP Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications and service marks. As used herein, the term "Intellectual Property Rights" shall mean all worldwide industrial or intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet or World Wide Web URLs or addresses, copyright, copyright applications, franchises, licenses, inventories, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

     2.13 Compliance with Laws. Each Company has complied, or prior to the
          --------------------
Closing Date will have complied, and is or will be at the Closing in material compliance with, all applicable laws, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments, and decrees applicable to it or to the assets, properties, and business thereof, including, without limitation: (a) all applicable securities laws and regulations, (b) all applicable laws, ordinances, regulations and governmental licenses, and all orders, writs, injunctions, awards, judgments, and decrees pertaining to (i) the sale, licensing, leasing, ownership, or management of its owned, leased or licensed real or personal property, products and technical data, (ii) employment and employment practices, terms and conditions of employment, and wages and hours, and (iii) safety, health, fire prevention, environmental protection, hazardous materials, toxic waste disposal, building standards, zoning and other similar matters, (c) the export or re-export of controlled commodities or technical data and (d) immigration matters. No Company, nor any director, officer, agent or employee of any Company, has, for or on behalf of any Company,
(i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or (iii) made any other unlawful payment. No Company has had, or does have, any officer or director from the United States, nor is, or has, any beneficial holder of any Company's capital stock been from the United States. Each Company has received all material permits and approvals from, and has made all material filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business. There are no legal or administrative proceedings or investigations involving any Company pending or threatened before any governmental entity.

     2.14 Certain Transactions and Agreements. To the Knowledge of the Signing
          -----------------------------------
Companies and the Shareholders, (a) none of the officers, directors, shareholders or employees of any Company, nor any member of their immediate families, has any direct or indirect ownership interest in any firm or corporation that competes with any Company (except with respect to any interest in less than one percent of the stock of any corporation whose stock is publicly traded); (b) none of said officers, directors, shareholders or employees, nor any member of their immediate families, is directly or indirectly interested in any contract or informal arrangement with any Company, except for normal compensation for services as an officer, director, shareholder or employee thereof; and (c) none of said officers, directors, shareholders or employees, nor any member of their immediate families, has any interest in any property, real or personal, tangible or intangible, including any Intellectual Property Rights, used in or pertaining to the business of any Company, except for the normal rights of a shareholder of any Company.

     2.15. Employee Matters.
           ----------------

           2.15.1 The Company does not have any contract or agreement with any employee or consultant currently in effect that is not terminable by any Company at any time, for any or no reason, without notice (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

           2.15.2 No Company (i) has ever been nor is now subject to a union organizing effort, (ii) is subject to any collective bargaining agreement with respect to any of its employees, (iii) is subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, or (iv) has current labor disputes. Each Company has good labor relations, and has no Knowledge of any facts indicating that the consummation of the transactions contemplated hereby will have a material adverse effect on such labor relations, and has no Knowledge that any of its key employees intends to leave its employ. For purposes of this Agreement, "Knowledge" shall mean (i) actual Knowledge of such party's officers and (ii) knowledge such party (and that its officers and directors would possess in the case of a corporation) after reasonable inquiry.

           2.15.3 Section 2.15.3 to the Disclosure Letter identifies all written or formal plans or agreements involving direct or indirect compensation or benefits (including any employment agreements entered into between each Company and any of its employees, but excluding workers' compensation, unemployment compensation and other government-mandated programs) currently or previously maintained, contributed to or entered into by any Company under which any Company has any present or future obligation or liability (collectively, the "Company Employee Plans"). Copies of all Company Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof (including summary plan descriptions) have been delivered to DoveBid. All contributions due from any Company with respect to any of the Company Employee Plans have been made as required or have been accrued on the Financial Statements. Each Company Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all applicable statutes, laws, orders, rules and regulations.

           2.15.4 Section 2.15.4 to the Disclosure Letter identifies all pension arrangements with all employees, former employees, current or former managing directors, and current or former other officers of any Company (collectively the "Company Pension Plans"). No Company has any obligations with respect to any Company Pension Plans, except as disclosed in the Financial Statements. The Company Pension Plans are and have always been insured through the insurance companies set forth in Section 2.15.4 to the Disclosure Letter. After the Closing Date, the Company Pension Plans will continue to be insured through these insurance companies. All premiums that have become due prior to or upon the Closing Date have been fully and timely paid by each Company.

           2.15.5 Section 2.15.5 to the Disclosure Letter lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses and all forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors which (A) is not a Company Employee Plan or a Company Pension Plan, (B) is entered into, maintained or contributed to, as the case may be, by any Company, and (C) covers any employee or former employee of any Company. Such contracts, plans and arrangements as are described in this Section 2.15.5 are herein referred to collectively as the "Company Benefit Arrangements." Each Company Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, laws, rules and regulations which are applicable to such Company Benefit Arrangement. Each Company has delivered to DoveBid a complete and correct copy or description of each Company Benefit Arrangement.

           2.15.6 There has been no amendment to, written interpretation or announcement (whether or not written) by any Company relating to, or change in employee participation or coverage under, any Company Employee Plan, Company Pension Plan or Company Benefit Arrangement that would increase the expense of maintaining such Company Employee Plan, Company Pension Plan or Company Benefit Arrangement above the level of the expense incurred in respect thereof since the date of the Balance Sheet.

           2.15.7 Each Company is in compliance with all applicable laws, agreements and contracts relating to employment, employment practices, wages, hours, labor circumstances, hygiene, work place protection, health and safety protection and terms and conditions of employment, including, but not limited to, employee compensation matters.

           2.15.8 No employee of any Company is in violation of any term of any employment contract, invention assignment agreement, confidentiality agreement, noncompetition agreement, or any other contract or agreement, or any restrictive covenant relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject any Company to any liability.

           2.15.9 No Company is a party to any (a) agreement with any officer, director, shareholder or other employee thereof (i) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving any Company in the nature of any of the transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     2.16  Company Documents. Each Company has made available to DoveBid for
           -----------------
examination true and complete copies of all documents and information listed in the Disclosure Letter or other exhibits called for by this Agreement which have been requested by DoveBid and/or its legal counsel, including, without limitation, the following: (a) copies of each Company's governance documents as currently in effect; (b) all records of all proceedings, consents, actions, and meetings of the shareholders, the board of directors and any committees thereof;
(c) its journal and shareholder registers reflecting all equity issuances and transfers; and (d) all permits, orders, and consents issued by any regulatory agency with respect to such Company, or any securities of such Company, and all applications for such permits, orders, and consents.

     2.17  No Brokers. No Company and no Shareholder is or will be obligated for
           ----------
the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

     2.18  Accounts Receivable. Section 2.18 of the Disclosure Letter sets forth
           -------------------
an aging schedule for each Company's accounts receivable as of the business day preceding the Closing Date. Subject to the reserves set forth on the Closing Balance Sheet, if any, all accounts receivable of the Companies set forth on the Closing Balance Sheet have arisen in the ordinary course of the Companies' businesses, represent valid, enforceable and fully collectible obligations due to the Companies, and have been and are not subject to any set-off, counterclaim or future performance obligation on the part of the Companies.

     2.19  Books and Records.
           -----------------

           2.19.1 The books, records and accounts of each Company (a) are true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of each Company, and (d) accurately and fairly reflect the basis for the Financial Statements.

           2.19.2 Each Company's balance sheet, and profit and loss accounts are subject to annual audit by each Company's auditors according to GAAP applied on a consistent basis, and such audit and each Company's system of internal accounting controls is sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and
(ii) to maintain accountability for assets, and (c) the amount recorded for assets on the books and records of each Company is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     2.20  Insurance. Each Company maintains and at all times during the three
           ----------
years prior to Closing has maintained policies of insurance of the type and in amounts customarily carried by persons conducting businesses or owning assets similar in type and size to those of such Company, including all legally required workers' compensation insurance and errors and omissions, casualty, fire and general liability insurance. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and each Company is otherwise in compliance with the terms of such policies and bonds. No Company has any Knowledge of any threatened termination of, or premium increase with respect to, any of such policies. Prior to the Closing, VMT shall have renewed, and fully prepaid all premiums relating to its "professional indemnity" insurance, which insurance shall be assignable to DoveBid at the Closing, shall expire no earlier than the first anniversary of the Closing and shall contain coverage that is customary for each such Company's industry and be reasonably acceptable to DoveBid. All policies of insurance now held by the Companies are set forth in Section 2.20 of the Disclosure Letter, together with the name of the insurer under each policy, the type of policy, the policy coverage amount and any applicable deductible.

     2.21  Securities Law Representations.  Each of Vincent Wee Heng Lian,
           ------------------------------
Strongland Investments Ltd and Manyways International Ltd hereby represents and warrants to, and agrees with, DoveBid as follows:

           2.21.1 The Convertible Subordinated Promissory Note and any securities issuable upon conversion thereof (collectively, with the Convertible Subordinated Promissory Note, the "DoveBid Securities") will be acquired for investment for such Shareholder's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and such Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.

           2.21.2 Such Shareholder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the DoveBid Securities. Such Shareholder further has had an opportunity to ask questions and receive answers from DoveBid regarding the terms and conditions of the offering of the DoveBid Securities and to obtain additional information (to the extent DoveBid possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Shareholder or to which such Shareholder had access.

           2.21.3 Such Shareholder understands that the purchase of the DoveBid Securities involves substantial risk. Such Shareholder: (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Shareholder is able to fend for itself, can bear the economic risk of such Shareholder's investment in the DoveBid Securities and has such Knowledge and experience in financial or business matters that such Shareholder is capable of evaluating the merits and risks of this investment in the DoveBid Securities and protecting its own interests in connection with this investment and/or (ii) has a preexisting personal or business relationship with DoveBid and certain of its officers, directors or controlling persons of a nature and duration that enables such Shareholder to be aware of the character, business acumen and financial circumstances of such persons.

           2.21.4 Such Shareholder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

           2.21.5 Such Shareholder understands that the DoveBid Securities are characterized as "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act") inasmuch as they are being acquired from DoveBid in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Shareholder represents that such Shareholder is familiar with Rule 144 of the U.S. Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Such Shareholder understands that DoveBid is under no obligation to register any of the securities sold hereunder. Such Shareholder understands that (i) DoveBid has withdrawn its Registration Statement on Form S-1 (No. 333-32184) and (ii) no public market now exists for any of the DoveBid Securities and that it is uncertain whether a public market will ever exist for the DoveBid Securities.

     2.22  Further Limitations on Disposition.  Without in any way limiting the
           ----------------------------------
representations set forth in Section 2.21 above, each Shareholder further agrees not to make any disposition of all or any portion of the DoveBid Securities unless and until: (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) such Shareholder shall have notified DoveBid of the proposed disposition and shall have furnished DoveBid with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Shareholder or its transferee, with an opinion of counsel, reasonably satisfactory to DoveBid, that such disposition will not require registration of such securities under the Securities Act. Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any DoveBid Securities in compliance with SEC Rule 144 or Rule 144A, or (ii) for any transfer of any DoveBid Securities by a Shareholder that is a partnership or a corporation to (A) a partner of such partnership or shareholder of such corporation, (B) a controlled affiliate of such partnership or corporation, (C) a retired partner of such partnership who retires after the date hereof, (D) the estate of any such partner or shareholder, or (iii) for the transfer by gift, will or intestate succession by any Shareholder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that, in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 2.21 (other than Section 2.21.4) to the same extent as if the transferee were an original Shareholder hereunder.

     2.23  "Market Stand-Off" Agreement. Each Shareholder hereby agrees that,
           ----------------------------
during the period of duration specified by DoveBid and an underwriter of common stock or other securities of DoveBid, following the effective date of an initial public offering of DoveBid's common stock, such Shareholder shall not, to the extent requested by DoveBid and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of DoveBid held by it at any time during such period except common stock included in such registration; provided, however, that such agreement shall not exceed one hundred eighty (180) days.

In order to enforce the foregoing covenant, DoveBid may impose stop-transfer instructions with respect to all securities of DoveBid held by each Shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     2.24  Legends.  It is understood that the certificates evidencing the
           -------
DoveBid Securities will bear the legends set forth below:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. SHAREHOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A 180 DAY MARKET STAND-OFF RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

     2.25  Disclosure. Neither the Disclosure Letter, this Agreement, its
           ----------
exhibits and schedules, nor any of the certificates or documents to be delivered by the Companies or Shareholders to DoveBid pursuant to this Agreement, taken together, contains or will contain any untrue statement of a fact or omits or will omit to state any fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF DOVEBID

     Except as specifically set forth in the disclosure letter provided by DoveBid to the Shareholders simultaneously with the signing of this Agreement, dated as of the date of this Agreement, the parts of which are numbered to correspond to the sections of this Agreement, DoveBid hereby represents and warrants to the Shareholders as follows:

     3.1   Organization and Good Standing. DoveBid is a corporation duly
           ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to conduct business in each jurisdiction in which the character of the properties owned, leased or licensed by it or the nature of such activities makes such qualification necessary except where the failure to be qualified will not have a material adverse effect on the business, operations or financial condition of DoveBid.

     3.2   Power, Authorization and Validity.
           ---------------------------------

           3.2.1 DoveBid has the corporate right, power and authority to enter into and perform its obligations under this Agreement, and all agreements to which DoveBid is or will be a party that are required to be executed pursuant to this Agreement (the "DoveBid Ancillary Documents"). The execution, delivery and performance of this Agreement and the DoveBid Ancillary Documents have been duly and validly approved and authorized by DoveBid's Board of Directors. No vote of the shareholders of DoveBid is required by the Certificate of Incorporation, bylaws, other governing documents of DoveBid or applicable law with respect to the due authorization and approval of this Agreement, the DoveBid Ancillary Documents or the transactions contemplated hereby and thereby.

           3.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable DoveBid to enter into, and to perform its obligations under, this Agreement and the DoveBid Ancillary Documents, except for (a) the filing of appropriate documents with the relevant authorities of California and Delaware and other states in which DoveBid is qualified to do business, if any, and (b) such qualifications and filings as may be required to comply with United States federal and state securities laws and the securities laws of any other jurisdiction as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing, and will, in the case of filings be made within the time prescribed by applicable law.

           3.2.3 This Agreement and the DoveBid Ancillary Documents are, or when executed by DoveBid will be, valid and binding obligations of DoveBid enforceable against DoveBid in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

     3.3   No Conflict. Neither the execution and delivery of this Agreement nor
           -----------
any DoveBid Ancillary Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Certificate of Incorporation or bylaws of DoveBid, as currently in effect, (b) any instrument or contract to which DoveBid is a party or by which DoveBid's assets or properties are bound or affected, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to DoveBid or its assets or properties. DoveBid has received all necessary consents, waivers, approvals or releases of third parties in connection with the consummation of the transactions contemplated hereunder.

     3.4   Financial Condition. DoveBid has made available to the Shareholders
           -------------------
copies of: (a) DoveBid's unaudited consolidated balance sheet as of December 31, 1999 (the "DoveBid Balance Sheet") and (b) DoveBid's unaudited consolidated income statement and statement of cash flows for the twelve months ended December 31, 1999 (together, with the DoveBid Balance Sheet, the "DoveBid Financial Statements"). The DoveBid Financial Statements are in accordance with the books and records of DoveBid at the date therein indicated and the results of operations for the period therein specified. Since December 31, 1999, there has not been any change in the financial condition, properties, assets, liabilities, business or operations of DoveBid which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or will have a material adverse effect on the business, operations or financial condition of DoveBid.

                                  ARTICLE IV
                             ADDITIONAL AGREEMENTS

     4.1   Advice of Changes. During the period from the date of this Agreement
           -----------------
until the earlier of the Closing or the termination of this Agreement, the Shareholders and the Signing Companies will promptly advise DoveBid in writing
(a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty contained in this Agreement, if made on or as of the date of such event or at the Closing, untrue or inaccurate in any material respect and (b) of any material adverse change in any Company's business, prospects, results of operations or financial condition. Each Signing Company agrees to cooperate with DoveBid's auditors in order to book financial entries in accordance with GAAP and in a manner acceptable to DoveBid and its auditors.

     4.2   Maintenance of Business. During the period from the date of this
           -----------------------
Agreement until the earlier of the Closing or the termination of this Agreement, the Shareholders and the Signing Companies will each use their best efforts to carry on and preserve each Company's business and its relationships with customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof. If any Shareholder or Signing Company becomes aware of a material deterioration in the relationship with any customer, supplier or key employee, it will promptly bring such information to the attention of DoveBid in writing and, if requested by DoveBid, will use its best efforts to restore the relationship.

     4.3   Conduct of Business. During the period from the date of this
           -------------------
Agreement until the earlier of the Closing or the termination of this Agreement, each Shareholder and Signing

Company shall use their respective best efforts to cause each Company to, conduct each Company's business and maintain each Company's business relationships in the ordinary and usual course and will not, without the prior written consent of DoveBid:

          (a)  borrow any money, or otherwise incur any indebtedness;

          (b) enter into any transaction not in the ordinary course of business;

          (c) make any expenditure or sale of fixed or other non-current assets in excess of $25,000 in the aggregate, outside the normal course of business;

          (d) encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice and to an extent that is not material to its business;

          (e) dispose of any of its assets except in the ordinary course of business consistent with past practice;

          (f) enter into any material lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business consistent with past practice;

          (g) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

          (h) fail to use its best efforts to maintain and preserve its business organization intact, retain its present employees and maintain its relationships and present agreements with suppliers, customers and others having business relations with any Company, or fail to maintain its current debt and lease instruments, or fail to perform all its material obligations under debt and lease instruments or any other agreements relating to or affecting any Company's assets, properties, equipment and rights;

          (i) pay any bonus, extraordinary fees, commissions or other unusual distributions or increase the salary, commission level or other remuneration payable to any officer, director, employee, consultant or agent, or shareholder, or enter into any new employment or consulting agreement with any such person;

          (j)  change accounting methods, policies or procedures;

          (k)  introduce any material new method of management or operations;

          (l) declare, set aside or pay any cash or stock dividend or other distribution in respect of any equity interest, or redeem or otherwise acquire any of its equity interests;

          (m) amend or terminate any contract, agreement or license to which it is a party, except those amended or terminated in the ordinary course of business, consistent with past practice, and which are not material in amount or effect;

          (n) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, are not material in amount and are documented by receipts for the claimed amounts;

          (o) guarantee or act as a surety for any obligation, except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice, which are not material in amount;

          (p) waive or release any material right or claim except in the ordinary course of business, consistent with past practice;

          (q) issue or sell any shares of its capital stock or any other securities, or issue or create any warrants, obligations, subscriptions, options, calls, convertible securities, or other commitments to issue any securities, or accelerate the vesting of any outstanding option or other security;

          (r) split or combine its outstanding securities or enter into any recapitalization affecting the number of shares outstanding or affecting any other of its securities;

          (s)  merge, consolidate or reorganize with, or acquire, any entity;

          (t)  amend any of its governance documents;

          (u) license any of its technology or Intellectual Property Rights except in the ordinary course of business consistent with past practice;

          (v) agree to any audit assessment by any tax authority or file any income or franchise tax return;

          (w) change any insurance coverage or issue any certificates of insurance, and will maintain all insurance coverage in effect at the date of this Agreement;

          (x) enter into any debt or lease instruments, or into amendments of any existing debt or lease instruments and will maintain all debt or lease instruments in effect at the date of this Agreement;

          (y) fail to comply with all permits, laws, rules or regulations, or consent orders applicable to any Company or any Company's business; or

          (z) agree to do any of the things described in the preceding clauses 4.3(a) through 4.3(y).

     4.4  Satisfaction of Conditions Precedent. From the date of this Agreement
          ------------------------------------
until the earlier of termination of this Agreement or the Closing, each of the Shareholders and the Signing Companies will use their respective best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article VI, and each of the Shareholders and the Signing Companies will use their respective best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     4.5  Regulatory Approvals. DoveBid, the Signing Companies and the
          --------------------
Shareholders will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, that may be reasonably required, or that DoveBid may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. The Signing Companies and the Shareholders will use their best efforts to obtain all such authorizations, approvals and consents.

     4.6  Necessary Consents. the Signing Companies and the Shareholders will
          ------------------
use their respective best efforts to obtain such written consents and take such other actions as may be reasonably necessary or appropriate in DoveBid's judgment to allow the consummation of the transactions contemplated hereby and to allow DoveBid to carry on each Company's business after the Closing.

     4.7  Litigation. The Signing Companies and the Shareholders will notify
          ----------
DoveBid in writing promptly after learning of any material actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against any Company, or known by it to be threatened against any Company.

     4.8  No Other Negotiations. From the date of this Agreement until the
          ---------------------
earlier of termination of this Agreement or the Closing, the Signing Companies and the Shareholders will not, and will not authorize or permit any officer, shareholder, director, employee, investment banker, attorney, agent, representative or affiliate of the Companies or any Shareholder, or any other person or entity, on either of their behalves to, directly or indirectly, solicit, initiate or encourage any offer from any person or entity or consider any inquiries or proposals received from any other person or entity, participate in any negotiations or discussions regarding, furnish to any person or entity any information with respect to, or enter into any agreement, commitment, letter of intent or understanding concerning, the possible disposition of all or any substantial portion of any Company's business, assets or equity interests by merger, sale or any other means (other than the transactions contemplated hereby with DoveBid). The Signing Companies or the Shareholders will promptly and in any event within 36 hours notify DoveBid orally and in writing of any such inquiry or proposal, including the name of the persons making such proposal and all of the terms thereof. Any violation of the restrictions set forth in this section by any officer, director or employee or shareholder or any investment banker, attorney or other advisor or representative of any Company or Shareholders shall be deemed to be a breach of this Section 4.8 by the Signing Companies and the Shareholders.

     4.9  Access to Information. From the date of this Agreement until the
          ---------------------
earlier of termination of this Agreement or the Closing, the Signing Companies and the Shareholders will cause each Company to allow DoveBid and its agents reasonable access to the files, books, records and offices of such Company, including, without limitation, any and all information relating to such Company's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property and financial condition. the Signing Companies and the Shareholders will cause each Company to instruct its accountants, employees and agents to cooperate with DoveBid and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

     4.10 Securities Laws. From the date of this Agreement until the earlier of
          ---------------
termination of this Agreement or the Closing, he Signing Companies and the Shareholders shall use their respective best efforts to assist DoveBid to the extent necessary to comply with all applicable securities laws in connection with the transactions contemplated herein.

     4.11 Additional Insurance. Vincent Wee Heng Lian agrees to reimburse
          --------------------
DoveBid for all premiums relating to two successive, one-year "professional indemnity" insurance policies that DoveBid will obtain for VMT upon the expiration of VMT's existing policy. DoveBid agrees to use all reasonable efforts to obtain such insurance from VMT's current carrier. In the event such efforts do not result in obtaining such insurance from VMT's current carrier, DoveBid will obtain substantially similar insurance from a comparable carrier at a competitive rate.

     4.12 Further Assurances.  The Signing Companies, the Shareholders and
          ------------------
DoveBid shall each deliver or cause to be delivered to the other, at such other times and places as shall be reasonably agreed, such additional instruments, and take such additional actions as can be taken without unreasonable expense, as any other may reasonably request for the purpose of carrying out this Agreement and the transactions contemplated hereby. The Shareholders and the Signing Companies shall cause each Company to cooperate and use their reasonable efforts to have each Company's present officers, directors and employees of each Company cooperate with DoveBid on and after Closing in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to Closing. The obligations set forth in this Section 4.12 shall include, but not be limited to, any instruments, actions, cooperations and other assistance to obtain any governmental consents or any licenses deemed reasonably necessary to DoveBid to carry on the business of the Companies.

                                   ARTICLE V
                      CONDITIONS PRECEDENT TO OBLIGATIONS
                 OF THE SIGNING COMPANIES AND THE SHAREHOLDERS

     The obligations of a Signing Company and the Shareholders of such Signing Company with respect to actions to be taken at the Closing for that particular Signing Company are subject to the satisfaction, or waiver by such Shareholders, at or prior to Closing of all of the following conditions.

     5.1  Representations and Warranties; Covenants. The representations and
          -----------------------------------------
warranties of DoveBid set forth in this Agreement shall be true and correct at the Closing with the same effect as though such representations and warranties had been made as of that time. The covenants set forth in this Agreement to be performed by DoveBid at or before the Closing shall have been duly performed. DoveBid shall have delivered to the Shareholders a certificate to such effect dated the Closing Date signed by an authorized officer of DoveBid.

     5.2  Documents. All actions, proceedings, instruments and documents
          ---------
required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been executed by DoveBid and shall be acceptable to the Shareholders.

     5.3  No Litigation. No action or proceeding before a court or any other
          -------------
governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein and no governmental agency or body shall have taken any other action or made any request of any Signing Company or any Shareholder as a result of which the management of any Signing Company or any Shareholder deems it materially detrimental to such Signing Company or such Shareholder to proceed with the transactions hereunder.

     5.4  Consents and Approvals. All necessary consents of and filings with any
          ----------------------
governmental authority or agency relating to the consummation of the transaction contemplated herein shall have been obtained and made, and no action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein.

     5.5  Convertible Subordinated Promissory Notes and Subordination Agreement.
          ----------------------------------------------------------------------
DoveBid shall have executed and delivered the Convertible Subordinated Promissory Notes and the Subordination Agreements attached as Annex A thereto to each Shareholder that receives one pursuant to Article I hereof.

     5.6  Employment Agreement. DoveBid shall have executed and delivered to
          --------------------
Vincent Wee Heng Lian, Francis S. D. Yau and Supanit Chaiyawat the Employment Agreement in substantially the form attached hereto as Exhibit C-1, Exhibit C-2
                                                       ------------------------
and Exhibit C-3, respectively (collectively, the "Employment Agreements").
-----------------------------

                                  ARTICLE VI
                CONDITIONS PRECEDENT TO OBLIGATIONS OF DOVEBID

     The obligations of DoveBid with respect to actions to be taken at the Closing are subject to the satisfaction, or waiver by DoveBid, at or prior to the Closing of all of the following conditions.

     6.1  Representations and Warranties; Covenants. The representations and
          -----------------------------------------
warranties of the Signing Companies and the Shareholders set forth in this Agreement shall be true and correct at the Closing with the same effect as though such representations and warranties had been made as of that time. The covenants set forth in this Agreement to be performed by the Signing Companies and the Shareholders on or before the Closing shall have been duly performed. The Signing Companies and the Shareholders shall have delivered to DoveBid a certificate to such effect dated the Closing Date signed by a duly authorized officer or director of the Signing Companies and the Shareholders.

     6.2  No Litigation. No action or proceeding before a court or any other
          -------------
governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein and no governmental agency or body shall have taken any other action or made any request of DoveBid as a result of which the management of DoveBid deems it materially detrimental to DoveBid to proceed with the transactions hereunder.

     6.3  No Material Adverse Effect. No event or circumstance shall have
          --------------------------
occurred between the execution of this Agreement and the Closing which would constitute a material adverse effect on any Company's business, prospects, financial condition or operating results; and DoveBid shall have received a certificate to such effect dated the Closing Date signed by Vincent Wee Heng Lian as to VMT, Supanit Chaiyawat as to VMC, Francis S. D. Yau as to VMY, and Vincent Wee Heng Lian as to VMTSB.

     6.4  Documents. All actions, proceedings, instruments and documents
          ---------
required to carry out the transactions contemplated by this Agreement or incidental hereto and all other related legal matters shall have been executed by the Companies and/or Shareholders and shall be acceptable to DoveBid.

     6.5  Consents and Approvals. All necessary consents of and filings with any
          ----------------------
governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; each Company shall have obtained and delivered to DoveBid such additional consents to the transactions contemplated herein as DoveBid may reasonably request including, without limitation, DoveBid's receipt on or prior to Closing of consents of third parties listed in Section 2.5 of the Disclosure Letter; and no action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein.

     6.6  Good Standing. DoveBid shall have received evidence reasonably
          -------------
satisfactory to it that each Company is validly existing, and authorized to do business and that all tax returns and taxes due by such Company for all periods prior to the Closing have been filed and paid. DoveBid's failure to require or receive such evidence in no way vitiates or affects any Signing Company's or any Shareholder's representations and warranties regarding such matters and DoveBid's reliance on such representations or warranties.

     6.7  Convertible Subordinated Promissory Notes and Subordination Agreement.
          ----------------------------------------------------------------------
Each of Vincent Wee Heng Lian, Strongland Investments Ltd and Manyways International Ltd shall have executed and delivered to DoveBid the Convertible Subordinated Promissory Notes and the Subordination Agreement attached as Annex A thereto.

     6.8  Employment Agreements. Vincent Wee Heng Lian, Francis S. D. Yau and
          ---------------------
Supanit Chaiyawat shall have executed and delivered to DoveBid the Employment Agreements.

     6.9  Releases of Claims. Each Shareholder shall have executed and delivered
          ------------------
the applicable Release of Claims in substantially the forms of Exhibit D-1
                                                               -----------
through Exhibit D-6 attached hereto.
        -----------

     6.10 Lease. VMT and DoveBid shall have executed a month-to-month lease at
          -----
VMT's current Singapore location pursuant to terms deemed acceptable to DoveBid.

     6.11 Insurance Matters. VMT shall have renewed, and fully prepaid all
          -----------------
premiums in relation to "professional indemnity" insurance prior of the Closing that will be assigned to DoveBid at the Closing, that expires no earlier than the first anniversary of the Closing and that contains coverage that is customary for the Companies' industry and is reasonably acceptable to DoveBid.

     6.12 Due Diligence. The results of DoveBid's due diligence review of the
          -------------
Companies' businesses, finances, practices and procedures shall be satisfactory to DoveBid in its sole discretion.

     6.13 Completion of Audit. An audit of each Company's financial statements
          -------------------
for the years ended December 31, 1997, 1998 and 1999 by a reputable firm of independent accountants acceptable to DoveBid shall have been completed and the results of such audit shall be satisfactory to DoveBid in its sole discretion.

     6.14 Termination and Execution of Certain Agreements. To the extent
          -----------------------------------------------
determined by DoveBid, the agreements set forth in Section 2.14 of the Disclosure Letter shall be terminated and agreements with Buyer that replace such agreements shall be entered into.

     6.15 Board Approval. This Agreement and the Ancillary Documents shall have
          --------------
been approved by DoveBid's Board of Directors.

     6.16 Transfer of Shares. The Shares shall have been transferred by the
          ------------------
Shareholders to DoveBid.

     6.17 Termination of Bank Debt Arrangements. VMT shall have terminated all
          -------------------------------------
of its existing bank debt arrangements, including those with Chung Khiaw Bank Ltd and Oversea Chinese Banking Corp except for the Letter of Guarantee No. 2CMPG201749 for S$20,000.00 dated 20 February 1998 issued by Chung Khiaw Bank Ltd to the Government of the Republic of Singapore expiring on 30 November 2000 with a claim period of 6 months from the expiry date.


                                  ARTICLE VII
                                  TERMINATION

     7.1  Right to Terminate. This Agreement may be terminated and the
          ------------------
transactions contemplated herein abandoned at any time prior to the Closing: (i) by the mutual written consent of the parties hereto (where, for purposes of this Article VII, DoveBid shall be considered one party and the Signing Companies and the Shareholders collectively shall be considered one party); (ii) by either party, if such party is not in material breach of any representation, warranty, covenant or agreement contained in this Agreement, and such other party is in material breach of any representation, warranty, covenant or agreement contained in this Agreement and such breaching party fails to cure such material breach within fifteen days after written notice of such material breach from the non-breaching party; (iii) by either party, if there is a final nonappealable order of any court of competent jurisdiction in effect preventing consummation of the transactions contemplated herein, or if any statute, rule, regulation or order is enacted, promulgated or issued or deemed applicable to the transactions contemplated herein by any governmental body that would make consummation of the transactions contemplated herein illegal; or (iv) by DoveBid if the transactions contemplated herein have not occurred by July 7, 2000.

     7.2  Termination Procedures. If either party wishes to terminate this
          ----------------------
Agreement pursuant to Section 7.1, such party shall deliver to the other party a written notice stating that such party is terminating this Agreement and setting forth a brief description of the basis of such termination. Termination of this Agreement will be effective upon the receipt of such notice.

     7.3  Continuing Obligations. Following any termination of this Agreement
          ----------------------
pursuant to this Article VII, the parties to this Agreement will continue to be liable for breaches of this Agreement prior to such termination and will continue to perform their respective obligations under Article IX. Except for the continuing obligations set forth in the preceding sentence, the parties to this Agreement will have no further obligation or liability to the other party.


                                 ARTICLE VIII
           SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES

     8.1  Agreement to Indemnify. Subject to the limitations set forth in this
          ----------------------
Article VIII, each Shareholder hereby indemnifies and holds harmless DoveBid and its officers, directors, agents and employees, and each person, if any, who controls or may control DoveBid within the meaning of the Securities Act (individually, a "DoveBid Indemnitee" and collectively, "DoveBid Indemnitees") from and against any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees and expenses ("Damages"):

          (a) arising out of any misrepresentation, or breach of, or default in connection with, any of the representations, warranties, covenants and agreements given or made by the Signing Companies or the Shareholders in this Agreement or any certificate, document or instrument delivered by or on behalf of a Signing Company or the Shareholders pursuant to this Agreement;

          (b) resulting from any failure of any Shareholder to have good, valid title to the issued and outstanding shares of any Company held by such Shareholder, free and clear of Liens, or any claim by a current or former shareholder, or any other person, firm, corporation or entity, seeking to assert or based upon ownership or rights to ownership of equity interest of any Company (or such Signing Company's Purchase Price), any rights of a shareholder of any Company, including any options, or preemptive rights or rights to notice or to vote, any rights under any Company's governance documents, any right under any agreement among the Companies and the Shareholders or any claim that any shareholder's equity interests or other securities were wrongfully repurchased by any Company;

          (c) in connection with a liability of the Shareholders arising out of any acts, events, omissions or transactions occurring prior to or contemporaneously with the Closing Date, which liabilities were not disclosed to DoveBid in this Agreement or the Disclosure Letter and were either known or should have been known by a Signing Company or the Shareholders at the time of the Closing, or any breach of any agreement entered into by a Signing Company or the Shareholders prior to the Closing;

          (d) resulting from any claim by any investment banker, broker, finder or other agent in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby; or

          (e) in connection with any of the Signing Companies' or the Shareholders' expenses incurred with respect to the transactions contemplated by this Agreement and the Ancillary Documents and any Transfer Taxes (as defined in Section 10.6 below).

If written notice of the occurrence of a matter giving rise to a Claim is given by a DoveBid Indemnitee or a suit or action is commenced against a Shareholder by a DoveBid Indemnitee, the relevant DoveBid Indemnitee shall not be precluded from pursuing such Claim or suit or action or from recovering from such Shareholder on the Claim, suit or action. No Shareholder shall be required to indemnify or hold harmless any DoveBid Indemnitee pursuant to clauses (a), (b) or (c) above if the Damages did not relate to such Shareholder or a Signing Company in which such Shareholder held share capital and only related to other Shareholders and Signing Companies.

     8.2  Third Person Claims.
          -------------------

          8.2.1 Promptly after a DoveBid Indemnitee has received notice of, or has Knowledge of, any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person (such claim or commencement of such action or proceeding being a "Third Person Claim") that could give rise to a right of indemnification under this Agreement, the DoveBid Indemnitee shall, as a condition precedent to a claim with respect thereto being made against a Shareholder, give such Shareholder written notice of such Third Person Claim describing in reasonable detail the nature of such Third Person Claim, a copy of all papers served with respect to that Third Person Claim (if any), an estimate of the amount of Damages attributable to the Third Person Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis for the DoveBid Indemnitee's request for indemnification under this Agreement; provided, however, that the failure of the DoveBid Indemnitee to give timely notice hereunder shall relieve the Shareholder of its indemnification obligations under this Agreement only to the extent that such failure materially prejudices such Shareholder's ability to defend such claim.

          8.2.2 DoveBid shall defend any Third Person Claim, and the costs and expenses incurred by DoveBid in connection with such defense (including but not limited to reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) shall be included in the Damages for which DoveBid may seek indemnity pursuant to a Claim made by any DoveBid Indemnitee hereunder. If DoveBid fails to defend such Third Person Claim, such Shareholder shall have the right to assume the defense thereof. Such Shareholder shall have the right to receive copies of all pleadings, notices and communications with respect to the Third Person Claim to the extent that receipt of such documents by such Shareholder does not affect any privilege relating to the DoveBid Indemnitee, and may participate in settlement negotiations with respect to the Third Person Claim. No DoveBid Indemnitee shall enter into any settlement of a Third Person Claim without the prior written consent of such Shareholder (which consent shall not be unreasonably withheld), provided that, if such Shareholder shall have consented in writing to any such settlement, then such Shareholder shall have no right to object to any Claim by any DoveBid Indemnitee for indemnity under Article VIII for the amount of such settlement;

and such Shareholder will remain responsible to indemnify the DoveBid Indemnitee for all Damages that may be incurred arising out of, resulting from or caused by the Third-Party Claim to the fullest extent provided in Article VIII.

     8.3  Notice of Claim. As used herein, the term "Claim" means a claim for
          ---------------
indemnification of a DoveBid Indemnitee for Damages under Article VIII. DoveBid may give notice of a Claim under this Agreement whether for its own Damages or for Damages incurred by any other DoveBid Indemnitee, and DoveBid will give written notice of a Claim executed by an officer of DoveBid (a "Notice of Claim") to such Shareholder after DoveBid becomes aware of the existence of any potential claim by a DoveBid Indemnitee Person for indemnity for Damages under
Article VIII, including in connection with any Third Person Claim.

     8.4  Contents of Notice of Claim. Each Notice of Claim by DoveBid will
          ---------------------------
contain the following information:

          (a) that DoveBid has incurred, paid or properly accrued (in accordance with GAAP) or, in good faith, believes it will have to incur, pay or accrue (in accordance with GAAP), Damages in an aggregate stated amount arising from such Claim (which amount may be the amount of damages claimed by a third party in an action brought against any DoveBid Indemnitee based on alleged facts, which if true, would give rise to liability for Damages to such DoveBid Indemnitee under Article VIII); and

          (b) a brief description, in reasonable detail (to the extent reasonably available to DoveBid), of the facts, circumstances or events giving rise to the alleged Damages based on DoveBid's good faith belief thereof, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to DoveBid) and copies of any formal demand or complaint, the amount of Damages, the date each such item was incurred, paid or properly accrued, or the basis for such anticipated liability, and the specific nature of the breach to which such item is related.

     8.5  Resolution of Notice of Claim. Any Notice of Claim received by a
          -----------------------------
Shareholder will be resolved as follows:

          (a)  Uncontested Claims. In the event that, within fifteen calendar
               ------------------
days after a Notice of Claim is received by such Shareholder, such Shareholder does not contest such Notice of Claim in writing to DoveBid (an "Uncontested Claim"), such Shareholder will be conclusively deemed to have consented to the recovery by the DoveBid Indemnitee of the full amount of Damages specified in the Notice of Claim in accordance with this Article VIII, including the offset of any such Damages against the Debt, the Deferred Payments or against amounts owed by DoveBid to such Shareholder pursuant to the Convertible Promissory Notes or otherwise, and, without further notice, to have stipulated to the entry of a final judgment for damages against such Shareholder for such amount in any court having jurisdiction over the matter where venue is proper.

          (b)  Contested Claims. In the event that such Shareholder gives
               ----------------
DoveBid written notice contesting all or any portion of a Notice of Claim (a "Contested Claim") within the fifteen day period, then such Contested Claim will be resolved by either (A) a written settlement agreement executed by DoveBid and such Shareholder, or (B) in the absence of such a written settlement agreement, by binding arbitration between DoveBid and such Shareholder in accordance with the terms and provisions of
Section 8.5(c).

          (c)  Arbitration of Contested Claims. DoveBid and the Shareholders
               -------------------------------
agree that any Contested Claim will be submitted to mandatory, final and binding arbitration in San Mateo County, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association from time to time in effect (the "Rules"). The parties may agree on a retired judge as sole arbitrator. In the absence of such agreement, there will be three arbitrators, selected in accordance with the Rules. If there are three arbitrators, a decision reached by at least two of the three arbitrators will be the decision of the arbitration panel; provided, however, that in the case of monetary damages, if there is no agreement of two arbitrators as to the amount of the award, then the highest and lowest amounts will be disregarded, and the remaining amount will be the final award of the arbitration panel. The parties covenant that they will participate in the arbitration in good faith, and that they will share in its costs in accordance with subparagraph (i) below. A Contested Claim finally resolved in favor of DoveBid may be satisfied as if such Claim were an Uncontested Claim pursuant to Section 8.5(a). The provisions of this Section 8.5(c) may be enforced by any court of competent jurisdiction, and the party seeking enforcement will be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having competent jurisdiction.

          (i)    Payment of Costs. DoveBid on the one hand, and Shareholders, on
                 ----------------
the other hand, will bear the expense of deposits and advances required by the arbitrator(s) in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator(s) shall determine the party who is the Prevailing Party and the party who is the Non-Prevailing Party. The Non-Prevailing Party shall pay all reasonable costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party, the fees of each arbitrator and the administrative fee of the arbitration proceedings. If such an award would result in manifest injustice, however, the arbitrator(s) may apportion such costs, fees and expenses between the parties in such a manner as the arbitrator(s) deems just and equitable.

          (ii)   Burden of Proof. Except as may be otherwise expressly provided
                 ---------------
herein, for any Contested Claim submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding governed by California law exclusively.

          (iii)  Award. Upon the conclusion of any arbitration proceedings
                 -----
hereunder, the arbitrator(s) will render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "Final Award") and will deliver such documents to Shareholders and DoveBid, together with a signed copy of the Final Award. The Final Award will constitute a conclusive determination of all issues in question, binding upon Shareholders. Shareholders and DoveBid, and will include an affirmative statement to such effect.

          (iv)   Timing. Shareholders, DoveBid and the arbitrator(s) will
                 ------
conclude each arbitration pursuant to this Section 8.5 as promptly as possible for the Contested Claim being arbitrated.

          (v)    Terms of Arbitration. The arbitrator(s) chosen in accordance
                 --------------------
with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement.


                                  ARTICLE IX
                                NONCOMPETITION

     9.1  Prohibited Activities. The Shareholders will not, for any reason
          ---------------------
whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature other than DoveBid or its subsidiaries (including any Company):

          (a) engage directly or as an officer, director, stockholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services then in competition with DoveBid or its subsidiaries (including any Company);

          (b) call upon any person who is, at that time, an employee of DoveBid or its subsidiaries (including any Company) for the purpose or with the intent of enticing such employee away from or out of the employ of DoveBid or its subsidiaries (including any Company);

          (c) call upon any person or entity which is, at that time, or that has been, within one (1) year prior to that time, a customer of DoveBid or its subsidiaries (including any Company) for the purpose of soliciting or selling products or services in competition with DoveBid;

          (d) call upon any prospective acquisition candidate, on the Shareholders' own behalf or on behalf of any competitor of DoveBid or its subsidiaries (including any Company), which candidate was either called upon by DoveBid or the Companies for which DoveBid or its subsidiaries (including any Company) made an acquisition analysis, for the purpose of acquiring such entity, provided that, the Shareholders shall not be charged with a violation of this Section unless and until a Shareholder shall have knowledge or notice that such prospective acquisition candidate was called upon, or that an acquisition analysis was made, for the purpose of acquiring such entity; or

          (e) except in furtherance of DoveBid's or its subsidiaries' (including any Company's) business, disclose customers, whether in existence or proposed, of DoveBid or its subsidiaries (including any Company) to any person, firm, partnership, corporation or business for any reason or purpose whatsoever excluding disclosure to DoveBid.

Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the Shareholders from acquiring as an investment not more than one percent (1%) of the share capital of any business whose stock is traded on a national securities exchange or over-the-counter market.

     9.2  Term. The obligations set forth in this Article IX shall not terminate
          ----
until the later of (i) the fourth (4/th/) anniversary of the Closing Date or
(ii) two (2) years after such Shareholder is no longer employed by DoveBid; provided, however, that if a Shareholder has executed an Employment Agreement and is terminated for "Cause" as such term is defined in such Shareholder's employment agreement with DoveBid, then the obligations set forth in this
Article IX shall terminate one (1) year after such Shareholder is no longer employed by DoveBid.

     9.3  Damages. Because of the difficulty of measuring economic losses to
          -------
DoveBid as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to DoveBid for which it would have no other adequate remedy, the Shareholders agree that the foregoing covenants may be enforced by DoveBid, in the event of breach by the Shareholders by injunctions and restraining orders.

     9.4  Reasonable Restraint. It is agreed by the parties hereto that the
          --------------------
foregoing covenants in this Article IX impose a reasonable restraint on the Shareholders in light of the activities and business of DoveBid or its subsidiaries (including any Company) on the date of the execution of this Agreement and the current plans of DoveBid; but it is also the intent of DoveBid and the Shareholders that such covenants be construed and enforced in accordance with the changing activities and business of DoveBid or its subsidiaries (including any Company) throughout the term of this covenant.

     9.5  Independent Covenant. All of the covenants in this Article IX shall be
          --------------------
construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Shareholders against DoveBid or its subsidiaries (including any Company), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by DoveBid of such covenants. It is specifically agreed that the period of four (4) years stated at the beginning of this Article IX, during which the agreements and covenants of the Shareholders made in this Article IX shall be effective, shall be computed by excluding from such computation any time during which any Shareholder or VMT is in violation of any provision of this Article IX. The covenants contained in this Article IX shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

     9.6  Materiality. The Signing Companies and the Shareholders hereby agree
          -----------
that the covenants in this Article IX are a material and substantial part of this transaction.

                                   ARTICLE X
                                    GENERAL

     10.1 Confidentiality. The Signing Companies, the Shareholders and DoveBid
          ---------------
each recognize that they have received and will receive confidential information concerning the other during the course of the negotiations and preparations of this Agreement and the transactions contemplated herein. Accordingly, the Signing Companies, the Shareholders and DoveBid each agree (a) to use their respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Closing and related transactions. The obligations of this Section 10.1 will not apply to information that is required, in the opinion of counsel to a party hereto, to be disclosed by statute, governmental rule or regulation, or securities exchange listing agreement or, following the Closing, to the disclosure of information regarding each Company by DoveBid. If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 10.1 and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

     10.2 Successors and Assigns. Neither DoveBid, nor any Signing Company, nor
          ----------------------
any Shareholder may assign any of its rights or obligations hereunder without the prior written consent of DoveBid. DoveBid may not assign any of its rights or obligations hereunder without the prior written consent of the Shareholders, except that DoveBid may assign its rights and obligations hereunder without the prior written consent of the Shareholders in connection with a merger, consolidation or sale of all or substantially all of DoveBid's assets or in connection with a reincorporation, reorganization or other corporate recapitalization, provided that, the acquiring or surviving corporation or entity agrees to assume all of DoveBid's obligations under this Agreement. This provision does not govern the assignment of the Convertible Subordinated Promissory Notes, which shall be governed solely by the provisions thereof. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     10.3 Entire Agreement; Amendments. This Agreement (including the schedules
          ----------------------------
and exhibits attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Shareholders, the Signing Companies and DoveBid and supersede any prior agreement, understanding or discussions relating to DoveBid or the transactions contemplated by this Agreement including but not limited to those certain letter of intent agreements dated May 29, 2000 between DoveBid and VMT, June 15, 2000 between DoveBid and VMC and June 20, 2000 between DoveBid and VMY. Except as otherwise stated herein, this Agreement and the exhibits hereto may be modified or amended only by a written instrument executed by the Shareholders, the Signing Companies and DoveBid, each (if a corporation) acting through their respective officer or directors, and duly authorized by each of their Board of Directors.

     10.4 Counterparts. This Agreement may be executed simultaneously in two or
          ------------
more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same agreement.

     10.5 Expenses. DoveBid will pay the fees, expenses and disbursements of
          --------
DoveBid and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by DoveBid under this Agreement. Shareholders will pay their and the Signing Companies' respective fees, expenses and disbursements of counsel and accountants incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by them under this Agreement; provided, however, that any expenses incurred by Ernst & Young LLP in connection with satisfaction of the completion of the audit required by Section 6.13 hereof shall be paid by DoveBid. Any expenses of Shareholders and the Signing Companies not paid by Shareholders at or prior to the Closing shall be treated as Damages under Article VIII.

     10.6 Taxes. Shareholders shall pay all sales, use, transfer, income,
          -----
registration, real property transfer, recording, gains, stock transfer, capital, personal and other similar taxes and fees other than stamp taxes ("Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement. Shareholders shall cause the Companies to file, all necessary documentation and tax returns with respect to such Transfer Taxes. In addition, Shareholders acknowledge that they, and not DoveBid or VMT, will pay all taxes due upon the receipt by Shareholders of each element of the VMT Purchase Price, the VMC Purchase Price and the VMY Purchase Price pursuant to this Agreement. DoveBid shall pay all stamp taxes in relation to the transactions contemplated by this Agreement.

     10.7 Notices. All notices and other communications required or permitted
          -------
hereunder shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered by depositing the same in the mail or with an internationally recognized overnight courier service, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by delivering the same in person to such party or to an officer or agent of such party (or in the case of the Shareholders by facsimile), as follows:

               (i) If mailed or delivered to DoveBid, to each of the following, using two separate mailings or deliveries:

                         DoveBid, Inc.
                         1241 East Hillsdale Blvd.
                         Foster City, CA 94404
                         Attn: Cory Ravid, Chief Financial Officer

                         DoveBid, Inc.
                         1241 East Hillsdale Blvd.
                         Foster City, CA 94404
                         Attn: Anthony Capobianco, General Counsel

               (ii) If mailed, delivered or faxed to VMT, VMC, Vincent Wee Heng Lian or Victor Wee Soon Keng, to:

                         Vincent Wee Heng Lian
                         Victor Morris Team Pte Ltd.
                         No. 1 Sophia Road #07-17
                         Peace Centre, Singapore 228149

                         Fax: 65-334 0469

                         with a copy to:

                         Chu Chan Gan Ooi
                         5 Shenton Way
                         #02-09 UIC Building (Podium)
                         Singapore 068808
                         Attn: Gan Choon Beng
                         Fax: 65-223 9329

               (iii) If mailed, delivered or faxed to Supanit Chaiyawat or VMC, to:

                         Supanit Chaiyawat
                         Victor Morris Co Ltd.
                         No. 7 Soi Pipat Silom Road
                         Bangkok 10500
                         Fax: 662-235 1822

               (iv) If mailed, delivered or faxed to VMY, Francis S.D. Yau, Strongland Investments Ltd, Manyways International Ltd to:

                         Francis S.D. Yau
                         Victor Morris & Yau Co Ltd.
                         19/F Morrison Commercial Building
                         31 Morrison Hill Road
                         Hong Kong, China
                         Fax: 852-2834 6060

or to such other address (or in the case of a Shareholder, the fax number) as any party hereto shall specify in writing to the other parties hereto pursuant to this Section 10.7 from time to time. Such notice shall be effective only upon actual receipt.

     10.8 Governing Law; Forum. This Agreement shall be governed by and
          --------------------
construed and enforced in accordance with the internal laws of the State of California (and not the law of conflicts), without regard to choice of laws principles, except that applicable law in the various jurisdictions in which the Companies are incorporated shall govern with respect to the transfer of the ordinary shares of share capital of the Companies. Except as set forth in
Article VIII regarding the arbitration of Contested Claims, all disputes arising out of this Agreement or the obligations of the parties hereunder, including disputes that may arise following termination of this Agreement, shall be subject to the exclusive jurisdiction and venue of the California state courts of San Mateo County, California (or, if there is federal jurisdiction, then the exclusive jurisdiction and venue of the United States District Court having jurisdiction over San Mateo County). EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE PERSONAL AND EXCLUSIVE JURISDICTION AND VENUE OF SAID COURTS AND WAIVES TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS

BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME. The non-prevailing party in any such dispute shall pay all reasonable costs, fees and expenses related to the dispute, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party in such dispute.

     10.9   Exercise of Rights and Remedies. Except as otherwise provided
            -------------------------------
herein, no delay of, or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     10.10  Time. Time is of the essence with respect to this Agreement.
            ----

     10.11  Reformation and Severability. In case any provision of this
            ----------------------------
Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     10.12  Remedies Cumulative. No right, remedy or election given by any term
            -------------------
of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law, or in equity or by contract.

     10.13  Construction. This Agreement has been negotiated among DoveBid, the
            ------------
Signing Companies, the Shareholders and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

     10.14  Captions. The headings of this Agreement are inserted for
            --------
convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     10.15  United States Dollars. Unless otherwise indicated, all dollar
            ---------------------
amounts set forth in this Agreement are United States dollars.

     IN WITNESS WHEREOF, the parties hereto have caused this Share Purchase Agreement to be duly executed by the respective authorized representatives of DoveBid, the Signing Companies and the Shareholders as of the day and year first above written.

                                   DOVEBID:

                                   DOVEBID, INC.

                                   By:    /s/ Anthony Capobianco
                                      ------------------------------------------
                                   Name:  Anthony Capobianco
                                   Title:  Vice President and General Counsel

                                   SHAREHOLDERS:


                                   /s/ Vincent Wee Heng Lian
                                   --------------------------------------------
                                   Vincent Wee Heng Lian


                                   /s/ Victor Wee Soon Keng
                                   --------------------------------------------
                                   Victor Wee Soon Keng


                                   /s/ Supanit Chaiyawat
                                   --------------------------------------------
                                   Supanit Chaiyawat



                                   /s/ Francis S. D. Yau
                                   --------------------------------------------
                                   Francis S. D. Yau


                                   STRONGLAND INVESTMENTS LTD.


                                   By: /s/ William Lee
                                      -----------------------------------------
                                   Name:  William Lee
                                   Title: Managing Director

                                   MANYWAYS INTERNATIONAL LTD


                                   By: /s/ Francis S. D. Yau
                                      ------------------------------------------
                                   Name:  Francis S. D. Yau
                                   Title: Managing Director

                                   VMT:

                                   VICTOR MORRIS TEAM PTE LTD.


                                   By: /s/ Vincent Wee Heng Lian
                                      -----------------------------------------
                                   Name:  Vincent Wee Heng Lian
                                   Title: Managing Director

                                   VMC:

                                   VICTOR MORRIS CO LTD.


                                   By: /s/ Supanit Chaiyawat
                                      -----------------------------------------
                                   Name:  Supanit Chaiyawat
                                   Title: Managing Director

                                   VMY:

                                   VICTOR MORRIS & YAU CO LTD.

                                   By: /s/ Francis S. D. Yau
                                      -----------------------------------------
                                   Name:  Francis S. D. Yau
                                   Title: Managing Director